News Release

Contacts:

Integra LifeSciences Holdings Corporation

John B. Henneman, III	Investor Relations:
Executive Vice President, Finance and Administration, and Chief Financial Officer (609) 275-0500 jhenneman@Integra-LS.com	Angela Steinway (609) 936-2268 Angela.Steinway@Integra-LS.com

Integra LifeSciences Reports First Quarter 2010 Financial Results

Revenues for the first quarter increased to $173 million

Plainsboro, New Jersey, May 3, 2010 – Integra LifeSciences Holdings Corporation (NASDAQ: IART) today reported its financial results for the first quarter ending March 31, 2010. Total revenues for the first quarter were $172.7 million, reflecting an increase of $11.7 million, or 7%, over the first quarter of 2009. Excluding the impact of currency exchange rates, revenues increased 6% over the first quarter of 2009. Revenues by product category are presented in a table at the end of this press release.

“Despite ongoing challenges in our industry, the continued improvement across our product categories builds a foundation for sales growth and earnings leverage in 2010,” said Stuart Essig, Integra’s President and Chief Executive Officer.

The Company reported GAAP net income of $15.2 million, or $0.50 per diluted share, for the first quarter of 2010, compared to GAAP net income of $9.6 million, or $0.32 per diluted share, for the first quarter of 2009.

Adjusted net income for the first quarter of 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $19.0 million, or $0.63 per diluted share, compared to $17.0 million, or $0.58 per diluted share, in the first quarter of 2009. Amounts in both periods exclude intangible asset amortization, which was $4.5 million, in the first quarter of 2010 and $4.9 million in the first quarter of 2009.

Integra generated $28.1 million in cash flows from operations and used $5.9 million of cash on capital expenditures in the first quarter of 2010. During the quarter, Integra paid down $15.0 million of its credit facility with cash.

“In addition to our revenue growth, I was pleased by the profitability and cash generation of the Company,” said Integra’s Chief Financial Officer, Jack Henneman.

Adjusted EBITDA for the first quarter of 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $33.8 million, the same as first quarter last year.

Adjusted EBITDA excluding stock-based compensation for the first quarter of 2010, computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $37.6 million, also the same as first quarter last year.
Outlook for 2010

The Company is reiterating its revenue guidance and GAAP and adjusted earnings per share guidance for the full year 2010. The Company continues to anticipate revenues between $715 million and $735 million. The Company is guiding to GAAP earnings per diluted share of between $1.92 and $2.07 and to adjusted earnings per diluted share of between $2.60 and $2.75. This guidance for adjusted earnings per diluted share excludes intangible asset amortization. In accordance with our usual practice, expectations for financial performance do not include the impact of acquisitions or other strategic corporate transactions that have not yet closed.

In the future, the Company may record, or expects to record, certain additional revenues, gains, expenses or charges (such as acquisition-related charges, facility consolidation, manufacturing and distribution transfer, and systems integration charges, non-cash interest expense related to the application of authoritative guidance for convertible debt instruments that may be settled in cash upon conversion (“FSP APB 14-1”), and intangible asset amortization) that it will exclude in the calculation of adjusted EBITDA and adjusted earnings per share for historical periods and in providing adjusted earnings per share guidance.

On a quarterly basis, the Company expects to incur approximately $4 million of share-based compensation expense in 2010. This non-cash compensation expense is reflected in both the GAAP and adjusted earnings per diluted share guidance for 2010 provided above.

Conference Call

Integra has scheduled a conference call for 8:30 AM ET on Monday, May 3, 2010 to discuss financial results for the first quarter 2010 and forward-looking financial guidance. The conference call will be hosted by Integra’s senior management team and will be open to all listeners. Additional forward-looking information may be discussed in a question and answer session following the call.

Access to the live call is available by dialing 719-325-2133 and using the passcode 8819084. The call can also be accessed through a webcast via a link provided on the Investor Relations homepage of Integra’s website at www.Integra-LS.com. Access to the replay is available through May 17, 2010 by dialing 719-457-0820 and using the passcode 8819084. The webcast will also be archived on the website.

***

Integra LifeSciences Holdings Corporation, a world leader in regenerative medicine, is a global medical device company dedicated to improving the quality of life for millions of patients every year. Our products are used primarily in orthopedics, neurosurgery and general surgery. Headquartered in Plainsboro, New Jersey, Integra has research and manufacturing facilities throughout the world. For more information, visit www.Integra-LS.com.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks, uncertainties and reflect the Company’s judgment as of the date of this release. Forward-looking statements include, but are not limited to, statements concerning future financial performance, including projections for revenues, GAAP and adjusted net income, GAAP and adjusted earnings per diluted share, stock-based compensation, non-GAAP adjustments such as acquisition-related charges, non-cash interest expense related to the application of FSP APB 14-1, intangible asset amortization, and income tax expense (benefit) related to non-GAAP adjustments, and adjusted EBITDA. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from predicted or expected results. Such risks and uncertainties include, but are not limited to: the Company’s ability to maintain relationships with customers of acquired entities; physicians’ willingness to adopt and third-party payors’ willingness to provide reimbursement for the Company’s recently launched and planned products; the Company’s ability to manufacture sufficient quantities of its products to meet its customers’ demand; initiatives launched by the Company’s competitors; the Company’s ability to secure regulatory approval for products in development; fluctuations in hospital spending for capital equipment; the Company’s ability to comply with and obtain approvals for products of human origin and comply with recently enacted regulations regarding products containing materials derived from animal sources; difficulties in controlling expenses, including costs of legal compliance matters or internal controls review, improvement and remediation; the impact of changes in management or staff levels; the Company’s ability to integrate acquired businesses; the Company’s ability to leverage its existing selling organizations and administrative infrastructure; the Company’s ability to increase product sales and gross margins, and control non-product costs; the amount and timing of acquisition and integration related costs; the geographic distribution of where the Company generates its taxable income; the effect of legislation effecting healthcare reform in the United States; the timing and amount of share-based awards granted to employees; fluctuations in foreign currency exchange rates; the amount of our convertible notes outstanding, and the economic, competitive, governmental, technological and other risk factors and uncertainties identified under the heading “Risk Factors” included in Item 1A of Integra’s Annual Report on Form 10-K for the year ended December 31, 2009 and information contained in subsequent filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Discussion of Adjusted Financial Measures

In addition to our GAAP results, we provide adjusted revenues, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA excluding stock-based compensation, adjusted net income and adjusted earnings per diluted share (which excludes intangible asset amortization expense). Adjusted revenues consist of growth in total revenues excluding the effects of currency exchange rates on the current period’s revenues. The various measures of adjusted EBITDA consist of GAAP net income, excluding: (i) depreciation and amortization, (ii) other income (expense), net, (iii) interest income and expense, (iv) income taxes, (v) those operating expenses also excluded from adjusted net income and, as appropriate (vi) stock-based compensation expense. The measure of adjusted net income consists of GAAP net income, excluding: (i) acquisition-related charges; (ii) charges associated with discontinued or withdrawn product lines; (iii) systems implementation charges; (iv) facility consolidation, manufacturing and distribution transfer charges; (v) incremental professional and bank fees related to the possibility of obtaining a waiver under our revolving credit facility; (vi) charges related to restructuring our European subsidiaries; (vii) gain related to the early extinguishment of convertible notes; (viii) certain employee termination and related costs; (ix) non-cash interest expense related to the application of FSP APB 14-1; (x) intangible asset amortization expense; (xi) quarterly adjustments to income tax expense/benefit related to the cumulative impact of changes in estimated tax rates and certain infrequently occurring items; and (xii) the income tax expense/benefit related to these adjustments. Adjusted net income attributable to diluted shares is calculated by multiplying adjusted net income by the diluted share percentage. The adjusted earnings per diluted share measure is calculated by dividing adjusted net income attributable to diluted shares by diluted weighted average shares outstanding. Reconciliations of GAAP revenues to adjusted revenues for the quarter ended March 31, 2010 and GAAP net income to adjusted EBITDA, adjusted EBITDA excluding stock-based compensation and adjusted net income, and GAAP earnings per diluted share to adjusted earnings per diluted share for the quarters ended March 31, 2010 and 2009 appear in the financial tables in this release.

Integra believes that the presentation of adjusted revenues and the various adjusted EBITDA, adjusted net income, and adjusted earnings per diluted share measures provides important supplemental information to management and investors regarding financial and business trends relating to the Company’s financial condition and results of operations. For further information regarding why Integra believes that these non-GAAP financial measures provide useful information to investors, the specific manner in which management uses these measures, and some of the limitations associated with the use of these measures, please refer to the Company’s Current Report on Form 8-K regarding this earnings press release filed today with the Securities and Exchange Commission. This Current Report on Form 8-K is available on the SEC’s website at www.sec.gov or on our website at www.Integra-LS.com.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
Total revenues	$172,698	$160,950
Costs and expenses:
Cost of product revenues	63,224	58,148
Research and development	11,301	10,643
Selling, general and administrative	72,511	66,451
Intangible asset amortization	3,019	3,456

Total costs and expenses	150,055	138,698
Operating income	22,643	22,252
Interest income	61	247
Interest expense	(4,541)	(6,684)
Other income (expense), net	1,146	(868)

Income before income taxes	19,309	14,947
Income tax expense	4,087	5,380

Net income	15,222	9,567
Diluted net income per share *	$0.50	$0.32

Weighted average common shares
outstanding for diluted net
income per share	29,982	29,252

*	The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units from the numerator and excludes the dilutive impact of those units from the denominator. The authoritative guidance had an insignificant impact (impacts the rounding by $0.01 per share) on diluted net income per share for both periods.

Listed below are the items included in GAAP revenues and GAAP net income that management excludes in computing the adjusted financial measures referred to in the text of this press release and further described under Discussion of Adjusted Financial Measures.

Growth in total revenues excluding the effects of currency exchange rates

(In thousands)

	Three Months Ended
	March 31,
	2010	2009	Change
Integra Orthopedics	$70,187	$64,366	9%
Integra NeuroSciences	$64,774	$59,731	8%
Integra Medical Instruments	$37,737	$36,853	2%

Net Sales	$172,698	$160,950	7%
Impact of changes in
currency exchange rates	$(2,664)	—

Growth in total revenues
excluding the effects of
currency exchange rates	$170,034	$160,950	6%

Items included in GAAP net income

(In thousands)

	Three Months Ended
	March 31,
	2010	2009
Acquisition-related charges (a)	$555	$2,007
Employee termination and related costs (b)	628	450
Charges associated with discontinued or withdrawn
product lines (c)	74	—
Systems implementation charges (d)	136	—
Facility consolidation, manufacturing and
distribution transfer charges (e)	326	203
Incremental professional and bank fees related to
the possibility of obtaining a waiver
under our revolving credit facility (f)	—	350
Charges related to restructuring
European subsidiaries (g)	—	1,876
(Gain) related to early extinguishment of
convertible notes (h)	—	(1,213)
Non-cash interest expense related to the
implementation of FSP APB 14-1 (i)	2,053	2,762
Intangible asset amortization expense	4,482	4,876
Income tax expense related to
above adjustments, quarterly adjustments to
income tax expense related to the
cumulative impact of changes in estimated tax
rates and certain infrequently occurring items
that affected the reported tax rate	(4,458)	(3,843)
Stock-based compensation expense	3,843	3,760
Depreciation expense	4,949	3,800

(a)	Q1 2010 — $406 recorded in cost of product revenues, $28 recorded in research and development, $121 recorded in selling general and administrative;

Q1 2009 – all recorded in cost of product revenues.

(b)	Q1 2010 – all recorded in selling general and administrative.

Q1 2009 — $57 recorded in cost of product revenues, $233 recorded in selling general and administrative, $160 recorded in research and development.

(c) (d)	Q1 2010 – all recorded in cost of product revenues. Q1 2010 — all recorded in selling general and administrative.

(e)	Q1 2010 — $256 recorded in cost of product revenues, $26 recorded in research and development, $44 recorded in selling general and administrative.

Q1 2009 – $134 recorded in cost of product revenues, $69 recorded in selling general and administrative.

(f)	Q1 2009 – $200 recorded in selling general and administrative, $150 recorded in interest expense.

(g) Q1 2009 – all recorded in other income (expense), net.
(h) Q1 2009 – all recorded in other income (expense), net.
(i) All recorded in interest expense.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO ADJUSTED EBITDA AND ADJUSTED EBITDA
EXCLUDING STOCK BASED COMPENSATION
(UNAUDITED)

(In thousands)

	Three Months Ended
	March 31,
	2010	2009
GAAP net income	$15,222	$9,567
Non-GAAP adjustments:
Depreciation and intangible asset amortization
Expense	9,431	8,676
Other (income) expense, net	(1,146)	868
Interest (income) expense, net	4,480	6,437
Income tax expense	4,087	5,380
Acquisition-related charges	555	2,007
Employee termination and related costs	628	450
Charges associated with discontinued or withdrawn
product lines	74	—
Systems implementation charges	136	—
Facility consolidation, manufacturing and
distribution transfer charges	326	203
Incremental professional and bank fees related to
the possibility of obtaining a waiver
under our revolving credit facility *	—	200

Total of non-GAAP adjustments	18,571	24,221

Adjusted EBITDA	$33,793	$33,788
Stock-based compensation	3,843	3,760

Adjusted EBITDA excluding stock-based compensation	$37,636	$37,548

*	The $350 charge related to this item included $200 recorded in selling general and administrative, excluded here, and $150 recorded in interest expense, excluded in “interest (income) expense, net” above.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GAAP NET INCOME TO MEASURES OF ADJUSTED NET INCOME AND
ADJUSTED EARNINGS PER SHARE
(UNAUDITED)

(In thousands, except per share amounts)

	Three Months Ended
	March 31,
	2010	2009
GAAP net income	$15,222	$9,567
Non-GAAP adjustments:
Acquisition-related charges	555	2,007
Employee termination and related costs	628	450
Charges associated with discontinued or withdrawn
product lines	74	—
Systems implementation charges	136	—
Facility consolidation, manufacturing and
distribution transfer charges	326	203
Incremental professional and bank fees related to
the possibility of obtaining a waiver
under our revolving credit facility	—	350
Charges related to restructuring
European subsidiaries	—	1,876
(Gain) related to early extinguishment of
convertible notes	—	(1,213)
Non-cash interest expense related to the
implementation of FSP APB 14-1	2,053	2,762
Intangible asset amortization expense	4,482	4,876
Income tax expense related to
above adjustments, quarterly adjustments to
income tax expense related to the
cumulative impact of changes in estimated tax
rates and certain infrequently occurring items
that affected the reported tax rate	(4,458)	(3,843)

Total of non-GAAP adjustments	3,796	7,468

Adjusted net income	$19,018	$17,035
Adjusted diluted net income per share *	$0.63	$0.58

Weighted average common shares outstanding for
diluted net income per share	29,982	29,252

*	The calculation of earnings per share for common stock shown above excludes the income attributable to the unvested restricted share units from the numerator and excludes the dilutive impact of those units from the denominator. The authoritative guidance had an insignificant impact (less than $0.01 per share) on diluted net income per share for both periods.

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
CONDENSED BALANCE SHEET DATA
(UNAUDITED)

(In thousands)

	March 31,	December 31,
	2010	2009
Cash and cash equivalents	$81,674	$71,891
Accounts receivable, net	98,532	103,228
Inventory, net	142,113	140,240
Bank line of credit	145,000	160,000
Convertible securities	227,783	225,514
Stockholders’ equity	457,920	444,885

INTEGRA LIFESCIENCES HOLDINGS CORPORATION
RECONCILIATION OF NON-GAAP ADJUSTMENTS – GUIDANCE

(In thousands, except per share amounts)

	Projected Year Ended
	December 31, 2010

	Low	High

GAAP net income	$58,460	$63,160
Non-GAAP adjustments:
Acquisition-related charges	1,020	1,020
Employee termination and related charges	630	630
Charges associated with discontinued or withdrawn
product lines	70	70
Systems implementation charges	4,370	4,370
Facility consolidation, manufacturing
and distribution transfer charges	2,380	2,380
Non-cash interest expense related to
the application of FSP APB 14-1	7,130	7,130
Intangible asset amortization expense	17,170	17,170
Income tax expense related
to above adjustments and certain
infrequently occurring items	(11,930)	(11,930)

Total of non-GAAP adjustments	20,840	20,840

Adjusted net income	$79,300	$84,000
GAAP diluted net income per share	$1.92	$2.07
Non-GAAP adjustments detailed above
(per share)	$0.68	$0.68

Adjusted diluted net income per share	$2.60	$2.75

Weighted average common shares
outstanding for diluted net
income per share	30,500	30,500

IART-F
Source: Integra LifeSciences Holdings Corporation